Jody M. Walker
                                 7841 South Garfield Way
                                 Littleton, Colorado 80122
                                 Telephone (303) 850-7637
                                 Facsimile (303) 220-9902

June 21, 2001

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Dear Sirs:

Re:   OPINION RE: LEGALITY AND CONSENT OF COUNSEL TO USE OF NAME IN
THE REGISTRATION STATEMENT ON FORM SB-2 OF TRAP & TRACK TECHNOLOGIES, INC. AND ANY AMENDMENTS.

I am securities counsel for the above mentioned Company and I have prepared the registration statement on Form SB-2 and any amendments. I hereby consent to the inclusion and reference of my name and to a discussion of the opinion in the prospectus and the reproduction of the opinion in an exhibit in the Registration Statement on Form SB-2 and any amendments for Trap & Track.

It is my opinion that the securities of Trap & Track Technologies, Inc. and those which are registered with the Securities and Exchange
Commission pursuant to Form SB-2 Registration Statement of Trap & Track Technologies, Inc. have been legally issued and will be, when sold, legally issued, fully paid and non-assessable.

                                              Yours very truly,


                                             /s/Jody M. Walker
                                                Jody M. Walker